EXHIBIT 10.3

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

FORCE PROTECTION VIDEO EQUIPMENT CORP.

THE UNDERSIGNED, being the president of Force Protection Video Equipment Corp. does hereby amend its Articles of Incorporation as follows:

ARTICLE IV

SHARES

Pursuant to Florida Statute 607.10025 the authorized common stock of this corporation shall remain at 750,000,000 shares, $0.0001 par value. Effective as of this filing or the date FINRA approves the Company’s reverse split, each two hundred fifty (250) shares of common stock, $.0001 par value per share, issued and outstanding as of April 15, 2017 (the “Old Common Stock”), will be changed into one (1) fully paid and nonassessable share of common stock, $.0001 par value per share (the “New Common Stock”). Each certificate that represented shares of Old Common Stock shall, after the effective date of these Articles of Amendment (the “Effective Date”), shall represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby; provided, however, that each person holding of record a certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be, evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Amendment. Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Consolidation. Fractional shares shall be rounded up to the nearest whole share. Nothing in this Amendment shall adversely affect the rights or preferences of the holders of any of the outstanding shares of common stock.

I hereby certify that the following was adopted by the unanimous consent of the directors of the corporation on March 30, 2017 and that shareholder approval was not required.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on March 31, 2017.

/s/Paul Feldman

Paul Feldman, President